Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$266,192,090
Unrealized Gain (Loss) on Market Value of Futures	(147,273,600)
Dividend Income	173,301
Interest Income	1,878,892
ETF Transaction Fees	39,000
Total Income (Loss)	$121,009,683

Expenses
General Partner Management Fees	$821,832
Professional Fees	298,562
Brokerage Commissions	309,649
Non-interested Directors' Fees and Expenses	16,401
Prepaid Insurance Expense	11,930
NYMEX License Fee	27,394
SEC & FINRA Registration Expense	28,638
Total Expenses	$1,514,406
Net Income (Loss)	$119,495,277

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/17	$2,262,714,447
Additions (31,100,000 Shares)	353,428,418
Withdrawals (55,800,000 Shares)	(639,782,483)
Net Income (Loss)	119,495,277

Net Asset Value End of Month	$2,095,855,659
Net Asset Value Per Share (182,500,000 Shares)	$11.48

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612